UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2023

SQZ BIOTECHNOLOGIES COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39662	46-2431115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Arsenal Yards Blvd Suite 210
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 758-8672

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SQZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 18, 2023, SQZ Biotechnologies Company (the “Company”) received notice (the “NYSE Notification”) from the New York Stock Exchange (“NYSE”) indicating that the Company is not in compliance with Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”) because the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period. The NYSE Notification does not result in the immediate delisting of the Company’s common stock from the NYSE.

The Company plans to notify the NYSE of its intent to cure the stock price deficiency and return to compliance with the NYSE continued listing standards. Under NYSE rules, the Company has a period of six months from receipt of the NYSE Notification to cure the stock price deficiency and regain compliance with the NYSE’s continued listing standards. The Company can regain compliance at any time within such cure period if, on the last trading day of any calendar month during the cure period, the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. The Company intends to consider available alternatives, including, but not limited to, a reverse stock split, subject to stockholder approval at the Company’s next annual meeting of stockholders, if necessary to cure the stock price deficiency.

The Company’s common stock will continue to be listed and trade on the NYSE during this cure period, subject to the Company’s compliance with other NYSE continued listing standards.

Item 7.01 Regulation FD Disclosure.

As required by Section 802.01C, on January 18, 2023, the Company issued a press release announcing that it had received the NYSE Notification. A copy of the press release is furnished as Exhibit 99.1 attached hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements relating to the NYSE’s continued listing standards, the Company’s ability to return to and maintain compliance with these standards and the Company’s plans to cure the stock price deficiency. These forward-looking statements are based on management's current expectations. Actual results could differ from those projected in any forward-looking statements due to several risk factors. Such factors include, among others, risks and uncertainties related to the Company’s ability to regain compliance with the NYSE’s continued listing standards within the applicable cure period; the Company’s ability to continue to comply with the applicable NYSE continued listing standards; the Company’s limited operating history; the Company’s significant losses incurred since inception and expectation to incur significant additional losses for the foreseeable future; the Company’s ability to continue as a going concern; the Company’s ability to successfully execute or achieve the benefits of its strategic prioritization and other cost saving measures; the development of the Company’s initial product candidates, upon which its business is highly dependent; the impact of the COVID-19 pandemic on the Company’s operations and clinical activities; the Company’s need for additional funding and its cash runway; the lengthy, expensive, and uncertain process of clinical drug development, including uncertain outcomes of clinical trials and potential delays in regulatory approval; the Company’s ability to maintain its relationships with its third party vendors; and protection of the Company’s proprietary technology, intellectual property portfolio and the confidentiality of its trade secrets. These and other important factors discussed under the caption "Risk Factors" in the Company’s Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other filings with the U.S. Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements. Any forward-looking statements represent management's estimates as of the date of this Current Report on Form 8-K and the Company undertakes no duty to update these forward-looking statements, whether as a result of new information, the occurrence of current events, or otherwise, unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by SQZ Biotechnologies Company on January 18, 2023.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQZ BIOTECHNOLOGIES COMPANY

Date:	January 18, 2023	By:	/s/ Lawrence Knopf
General Counsel